EXHIBIT 5.1


                          GUSRAE, KAPLAN & BRUNO, PLLC
                                ATTORNEYS AT LAW
                                120 WALL STREET
CIRINO M. BRUNO *          NEW YORK, NEW YORK 10005         FLORIDA OFFICE
MELVYN J. FALIS, P.C.                 ____                3848 FAU BOULEVARD
DAVID A. GEHN                                                 SUITE 105
MARTIN H. KAPLAN                 (212) 269-1400        BOCA RATON, FLORIDA 33431
SCOTT M. MILLER            TELECOPIER (212) 809-5449        (561) 750-6999
LAWRENCE G. NUSBAUM
ROBERT PEREZ
BILL SINGER
   ___

  OF COUNSEL
ROBERT L. BLESSEY
DAVID A. CARTER, P.A. /\
BERT L. GUSRAE
   ___

*  MEMBER N.Y. AND N.J. BAR
/\ MEMBER FLA. AND IOWA BAR

                                                May 27, 2004


Pacific CMA, Inc.
1350 Avenue of the Americas
New York, New York  10019
Attention:  Board of Directors

            Re: Pacific CMA, Inc. / Registration Statement on Form S-3 - SEC File No. 115452

Gentlemen:

      We have acted as counsel to Pacific CMA, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the "Registration Statement") with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale of shares of the Company's common stock (the "Common Stock") by those certain selling stockholders named in the Registration Statement (the "Selling Stockholders"). The Common Stock has been or will be issued to the Selling Stockholders in accordance with the terms of (a) a Securities Purchase Agreement dated as of April 8, 2004 between certain of the Selling Stockholders and the Company (the "Securities Purchase Agreement"), (b) shares of the Company's Series A Convertible Preferred Stock, (c) warrants (all warrants issued pursuant to (c) and (d) of this paragraph shall hereinafter be referred to as the "Warrants") issued to the Selling Stockholders under the terms of the Securities Purchase Agreement, (d) warrants issued to Pacific Summit Capital, as part of its compensation for services rendered in connection with the Securities Purchase Agreement.

      In connection with this opinion, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following: (a) the Certificate of Incorporation of the Company, as amended, (b) the Certificate of Designations for the Company's shares of preferred stock, as amended, (c) the By-laws of the Company, (d) the Securities Purchase Agreement, (e) the Registration Rights Agreement, dated as of April 8, 2004, between certain of the Selling Stockholders and the Company, (f) the Warrants, and (g) the Registration Statement, as amended..

PACIFIC CMA, INC.
MAY 27, 2004
PAGE 2

      We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the original of such documents. As to any facts material to the opinions expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof, statements and representations of the officers and other representatives of the Company.

      Based upon the foregoing, and in reliance thereon, we are of the opinion that the Common Stock issued or to be issued to the Selling Stockholders pursuant to the Securities Purchase Agreement, the Series A Preferred Stock, the Warrants or in payment of dividends on the shares of Series A Preferred are or, when issued in accordance with the terms of the Securities Purchase Agreement, the Series A Preferred Stock or the Warrants, as the case may be, will be validly issued, fully paid, and non-assessable.

      Without limiting the generality of the foregoing, we express no opinion as to the applicability of any securities laws or regulations except to the extent specifically provided above in this opinion, or bankruptcy or solvency, laws or regulations, or environmental law or regulations of the United States of America or any state or other jurisdiction.

      This opinion is limited to the laws in effect as of the date hereof and is intended solely for your benefit, and can be relied upon solely by you. We hereby consent to be named in the Registration Statement and in the Prospectus as the attorneys to the extent of opinions provided herein. Unless the prior written consent of our firm is obtained, this opinion is not to be quoted or otherwise referred to in any written report, proxy statement or other registration statement, nor is it to be filed with or furnished to any other governmental agency or other person, except as otherwise required by law.

                                                Very truly yours,

                                                --------------------------------
                                                /S/GUSRAE, KAPLAN & BRUNO, PLLC

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